Exhibit 32

AIRTRAN HOLDINGS, INC.

SECTION 1350 CERTIFICATIONS

In connection with the Annual Report on Form 10-K of AirTran Holdings, Inc. for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on February xx, 2007 (the “Report”), the undersigned, in the capacities and on the dates indicated below, each hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of AirTran Holdings, Inc.

Date: August 9, 2007	By:	/s/ Joseph B. Leonard
Joseph B. Leonard Chairman and Chief Executive Officer
Date: August 9, 2007	By:	/s/ Stanley Gadek
Stanley J. Gadek
Senior Vice President Finance, and Chief Financial Officer